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The SMALLCap Fund, Inc.
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- (Name of Registrant as Specified in its Charter)
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- Ralph W. Bradshaw
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IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND
RALPH W. BRADSHAW
ONE WEST PACK SQUARE, STE. 1650
ASHEVILLE, NC  28801,
	Plaintiff,
v.
Civil Action No. ________

THE SMALLCAP FUND, INC.,
ONE SOUTH STREET
BALTIMORE, MD 21202,
	Defendant.

AFFIDAVIT OF RALPH W. BRADSHAW
I, Ralph W. Bradshaw, do hereby depose and state:
1.	I am a minority shareholder and member of the board of directors of
The SMALLCap Fund, Inc. (the "Fund"), which is a closed-end fund and the Defendant in the above-captioned case.
2.	I am over the age of 18 and competent to testify to the matters set forth in this Affidavit.
3.	I am the record owner of one share of Fund stock and the beneficial owner of 2,133 shares of Fund stock.
4.	I am familiar with the Fund's by-laws.  A true and correct copy of the by-laws is attached to the summary judgment memorandum as Exhibit B.
5.	The Fund currently has a seven member board of directors.  The board consists of three classes of directors. Board members serve for three year terms and each class is up for election once every three years.
6.	I was nominated by the Fund and elected to the board of directors in
2001.  At that time, the Fund had a five member board of directors.
7.	In 2001, I gave notice of my intent to nominate two individuals for the two director positions to be voted on at the 2002 annual shareholder meeting.
8.	Just minutes prior to the meeting, the board voted, by a 4-1 margin, to expand the size of the board from five to seven members. The two directors added to the board were appointed by the four directors who voted in favor of expanding the board.
9.	My nominees were elected to the board at the 2002 shareholders meeting.
10.	Of the seven directors currently serving on the board, four directors are aligned with Fund management and three directors, including myself, are not aligned with Fund management and are displeased with the Fund's performance.
11.	The Fund will hold its next annual meeting of shareholders on June 19,
2003.  The agenda items for the meeting include the election of directors.
12.	On December 13, 2002, I notified the Fund of my intent to nominate two individuals, Thomas H. Lenagh and Edwin Meese III, to run for the open director positions at the June 19, 2003 shareholder meeting.  The Fund accepted my notice as in compliance with Fund By-laws.
13.	The Fund has indicated that it will nominate current directors, Audrey
M. T. Jones and Robert Z. Kuftinec, for the two open director seats.
14.	On February 27, 2003, the board amended By-law II.7, which governs the election of directors. By a 4-3 vote, the board amended the by-law to require the election of directors by a vote of the majority of the shares outstanding.
15.	This amendment was made after the deadline had passed for shareholders to notice agenda items for the June 19, 2003 meeting. The notice deadline was January 11, 2003. Thus the board has precluded Fund shareholders from voting to amend or repeal the by-law change at the 2003 annual shareholders meeting.
16.	Prior to amending By-law II.7, the Fund elected directors based on the plurality of votes cast at the annual shareholders meeting.
17.	At the Fund's April 1, 2003 board of directors meeting, I submitted a proposal to rescind the recently passed amendment to By-law II.7. My proposal was rejected by a 4-3 vote.
18.	At the Fund's May 9, 2003 board of directors meeting, I submitted a proposal to amend By-law II.7 to permit the election of directors based on a plurality standard. The proposal was rejected by a 4-3 vote.
19.	The director election to be held at the June 19 shareholders meeting is critical to the company because two competing slates of candidates, one supported by management and one supported by myself and other minority shareholders, are running for the open director positions. Thus, control over the future of the Fund is at stake in the upcoming election.
20.	I have been an active investor in closed-end funds for over ten years.
Voter participation in contested director elections rarely exceeds 80 percent. For example, only 68 percent of shares were voted in the contested election at the 2002 shareholders meeting. A true and correct copy of the verification of the 2002 vote totals by IVS Associates is attached to the summary judgment memorandum as Exhibit C.
21.	Because the number of shares voted in contested director elections is well below 100 percent, it is highly likely that no director candidates will receive a majority vote of the shares outstanding. This will result in the holdover of two directors aligned with Fund management, even if the candidates I have nominated receive a majority of the votes cast at the meeting.

I solemnly affirm under the penalties of perjury that the contents of the forgoing paper are true to the best of my knowledge, information and belief.

/s/ Ralph W. Bradshaw      May 23, 2003
Ralph W. Bradshaw 		Date